UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-31698	48-1009756

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas		66210

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On January 8, 2007, the Company completed the acquisition of Generations Bank, a federal savings bank, by purchasing for $10.1 million in cash all of the issued and outstanding capital stock of the Bank from Kansas City Life Insurance Company pursuant to a Stock Purchase Agreement dated January 23, 2006. As permitted by such Agreement, Brooke Corporation assigned its rights and obligations under the Agreement to its wholly owned subsidiary, Brooke Brokerage Corporation, prior to the closing.

The Bank will operate under the name Brooke Savings Bank, with the main retail banking office for the Bank relocated from Kansas City, Missouri, to Phillipsburg, Kansas, and administrative offices of the Bank relocated to the Company’s Overland Park, Kansas office.

Item 7.01     Regulation FD Disclosure.

The information in this Item 7.01, including the exhibits furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On January 8, 2007, Brooke Corporation (Nasdaq: BXXX), issued a press release announcing the acquisition of Generations Bank.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release may contain forward-looking statements.  All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that post-closing plans relating to the acquisition will be successfully implemented, the uncertainty as to the effect of the transaction on the respective earnings of the Company and the Bank, the uncertainty that the Company and the Bank will achieve their short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s and Bank’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, the ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission.  A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, required audited financial statements of Generations Bank will be filed by amendment to this Current Report on Form 8-K not later than 71 days following the date this Current Report is required to be filed with the Securities and Exchange Commission.

(b)     Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, required pro forma financial statements of the registrant giving effect to the acquisition of Generations Bank will be filed by amendment to this Current Report on Form 8-K not later than 71 days following the date this Current Report is required to be filed with the Securities and Exchange Commission.

(d)     Exhibits.

Exhibit 99.1 Press Release dated January 8, 2007, announcing the acquisition of Generations Bank.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 1/9/07

BROOKE CORPORATION

/s/ Anita F. Larson

Anita F. Larson
President and Chief Operating Officer

Exhibits

99.1     Press Release issued by BROOKE CORPORATION on January 8, 2007.